Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-133549



                       Prospectus Supplement to Prospectus
                             dated October 31, 2006

                                35,143,319 Shares

                              Tasker Products Corp.

                                  Common Stock


     This prospectus supplement updates the prospectus dated October 31, 2006 relating to the offer and sale from time to time of up to 35,143,319 shares of common stock of Tasker Products Corp. by the Selling Stockholders identified in the prospectus and this prospectus supplement.

     We are providing this prospectus supplement to update the table in the prospectus under the caption "Selling Stockholders" to reflect a transfer on November 16, 2006 of 150,000 shares of common stock from Jeffery Porter to Jeffrey H. Porter Trustee, Porter Family Living Trust dated September 5, 2006.



                                                     Common Stock Offered by              Shares Beneficially Owned
                                                         Selling Stockholder                      After Offering
                               Number of     ----------------------------------------     -------------------------
                                Shares         Shares        Shares
Name of Selling             Beneficially      Directly     Underlying
Stockholder                     Owned          Owned        Warrants         Total           Number        Percent
---------------------       ------------     ----------    -----------    ----------      ------------    ----------

Porter Family Living
Trust(1)                       150,000        150,000           --          150,000            --            --


---------------------

(1) Jeffrey H. Porter and Joyce V. Porter exercise voting and dispositive power with respect to the shares.





This prospectus supplement is not complete without the prospectus dated October 31, 2006, and we have not authorized anyone to deliver or use this prospectus supplement without the prospectus.

           The date of this prospectus supplement is January 5, 2007.